EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the ___ day of August 2011, by and between H & H Imports, Inc., a Florida corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto (each an “Investor” and collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, the Company desires to sell to the Investors (the “Offering”), and the Investors desire to purchase from the Company, (a) 12% senior convertible debentures in the aggregate principal amount of $1,800,000 (the “Debentures”), in the form attached as Exhibit A hereto, and (b) a warrant (the “Warrant”), in the form attached as Exhibit B hereto, to purchase a number of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) equal to the principal amount of the Debentures divided by the conversion price of the Debentures, with an exercise price equal to $0.10; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

Purchase and Sale of Debentures and Warrants.

1.1

Issuance and Sale of Debentures and Warrants. Subject to the terms and conditions of this Agreement, the Investors severally and not jointly agree to purchase at the Closing (as hereafter defined), and the Company agrees to issue and sell to the Investors at the Closing, the amount of Debentures and the Warrants (sometimes collectively referred to herein as the “Securities”) set forth opposite each Investor’s name on the Signature Page hereto, for an aggregate purchase price of One Million Eight Hundred Thousand ($1,800,000) Dollars (the “Offering Amount”) and the offering of the Debentures and Warrants being offered hereunder is hereinafter referred to as the “Offering.”

1.2

Payment.  The Investor is enclosing with its delivery of its Signature Page hereto a check payable to, or will promptly make a wire transfer payment to, “Signature Bank, Escrow Agent for H & H Imports, Inc.” in the full amount of the purchase price of the Debentures and Warrants being subscribed for (the “Purchase Price”).  Wire instructions are as follows:

Bank Name: Signature Bank

ABA Number: 026013576

A/C Name: Signature Bank, as Agent For H & H Imports, Inc.

A/C Number: 1501667044

FBO: Investor Name

Social Security Number

Address

All payments made by check as provided in this Section 1.2 shall be promptly deposited by the Company or National Securities Corporation (in its capacity as the “Placement Agent”) with Signature Bank (the “Escrow Agent”), and all payments hereunder shall be held in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of (a) the Closing (as defined below), (b) the rejection of such proposed investment by the Company or the Placement Agent and (c) the termination of the Offering by the Company or the Placement Agent.

1.3

Closing.

(a)

The closing of the purchase and sale of Debentures and Warrants under this Agreement (the “Closing”) shall be held at the offices of the Company, 14044 Icot Boulevard, Clearwater, Florida  33760 (or remotely via the exchange of documents and signatures), on or before August 31, 2011, which period may be extended by the Company and the Placement Agent until September 30, 2011 (the date of the Closing is hereinafter referred to as the “Closing Date”).

(b)

At the Closing, the Company shall deliver the Debentures and the Warrants to the Investors against payment of the Purchase Price to the Company as described above, along with delivery by the Investors of an Accredited Investor Certification and Investor Profile to the Placement Agent. The Accredited Investor Certification and Investor Profile are included in the Investor Instructions booklet provided to Investors separately.

(c)

The Closing is expressly conditioned upon: (i) the Company and Octagon Capital Partners (“Octagon”) shall have entered into the Subordination Agreement in the form attached hereto on Schedule 1.3(i); (ii) the Company and Octagon shall have entered into the Amendment to Debenture and the Notice, Consent, Amendment and Waiver Agreement, in the forms attached hereto on Schedule 1.3(ii); (iii) the Company and Steven Rogai shall have entered into the Subordination Agreement in the form attached hereto on Schedule 1.3(iii); and (iv) holders of a majority of the securities purchased under the Company’s Securities Purchase Agreement dated May 27, 2011 shall have executed the Notice, Consent, Amendment and Waiver Agreement in the form attached hereto on Schedule 1.3(iv).

1.4

Additional Definitions.  For purposes of this Agreement, certain capitalized terms are defined under Appendix A.

2

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors, except as set forth on a Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit C (the “Schedule of Exceptions”), the following:

2.1

Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 2.1.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

2.2

Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.3

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below).  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.4

No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or

Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.5

Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to this Agreement, (ii) the filing with the Commission pursuant to the registration rights provisions contained herein, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

2.6

Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares and the Conversion Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  As of the date hereof, the Company has reserved from its duly authorized capital stock 64,880,000 shares of Common Stock, which represents the maximum number of shares of Common Stock issuable pursuant to the Warrants, the Warrants issuable to the Placement Agent and assuming that the Debentures, including six months of accrued interest, convert into Common Stock at a price of $0.10 per share.

2.7

Capitalization.  The capitalization of the Company is as set forth on Schedule 2.7, which Schedule 2.7 shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 2.7, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  Except as set forth on Schedule 2.7 and pursuant to this Agreement no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth on Schedule 2.7, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  Except as set forth on Schedule 2.7, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders other than the Lockup Agreements.

2.8

SEC Reports; Financial Statements.  Subject to SEC comments to the Company’s registration statement on Form S-1 filed with the Commission on November 23, 2010, as amended (File No. 333-170778) (the “Outstanding Registration Statement”) and as set forth on Schedule 2.8, since May 28, 2010, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Subject to SEC comments to the Outstanding Registration Statement and as set forth on Schedule 2.8 as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Since May 28, 2010, the Company has not been an issuer subject to Rule 144(i) under the Securities Act. Subject to SEC comments to the Outstanding Registration Statement, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Subject to SEC comments to the Outstanding Registration Statement and as set forth on Schedule 2.8 such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.9

Material Changes; Undisclosed Events, Liabilities or Developments.  Subject to SEC comments to the Outstanding Registration Statement and as set forth on Schedule 2.8 since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or Schedule 2.9:  (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  Except as set forth on Schedule 2.9, the Company does not have pending before the Commission any request for confidential treatment of information.  Subject to SEC comments to the Outstanding Registration Statement and Schedule 2.8, except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 2.9, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

2.10

Litigation.  Except as set forth on Schedule 2.10, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  Except as set forth on Schedule 2.10, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty which could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company which could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

2.11

Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.12

Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.13

Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.14

Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.

Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

2.15

Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.16

Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Offering Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.17

Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports or Schedule 2.17, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.18

Sarbanes-Oxley; Internal Accounting Controls.  Subject to SEC comments to the Outstanding Registration Statement and Schedule 2.18 the Company and the Subsidiaries are in compliance with any and all applicable requirements for a “smaller reporting company” of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.

2.19

Certain Fees.  Other than the fees payable to the Placement Agent pursuant to the Placement Agent Agreement as disclosed under Section 8.7 of this Agreement and fees payable to certain Finra member firms as set forth on Schedule 2.19 hereto, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

2.20

Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

2.21

Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.22

Registration Rights.  Other than each of the Investors, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, except as provided under the Outstanding Registration Statement and the registration rights provided under the Company’s Registration Rights Agreement dated May 27, 2011 as filed as an exhibit to the Company’s Form 8-K Current Report dated May 27, 2011.

2.23

Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as set forth on Schedule 2.23, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

2.24

Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

2.25

Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedule of Exceptions to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

2.26

No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.27

Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 2.27 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

2.28

Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

2.29

No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

2.30

Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.31

Accountants.  The Company’s accounting firm is set forth on Schedule 2.31 of the Schedule of Exceptions.  To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

2.32

No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and, except as set forth on Schedule 2.32, the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

2.33

Acknowledgment Regarding Investors’ Purchase of Securities.  The Company acknowledges and agrees that to its knowledge each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.34

Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities and which may be due to other Finra member firms as provided in Schedule 2.19 hereto.

2.35

Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

2.36

Office of Foreign Assets Control.  Neither the Company nor any Subsidiary  nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

2.37

U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

2.38

Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.39

Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3

Representations and Warranties of the Investors.  Each of the Investors, severally and not jointly, hereby represents and warrants that:

3.1

Authorization.  Investor (i) if a natural person, represents that Investor has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other Transaction Documents and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other Transaction Documents and to carry out the provisions hereof and thereof and to purchase and hold the Securities the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom Investor is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which Investor is a party or by which it is bound.

3.2

Purchase Entirely for Own Account.  The Securities to be purchased by the Investor will be acquired for investment for the Investor’s own account and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Securities.

3.3

Disclosure of Information.  The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Debentures and the Warrants.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering of the Debentures and the Warrants.  The Investor acknowledges receipt of the Company’s Annual Report on Form 10-K for the year ended March 31, 2011 which is attached hereto as Exhibit D, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011 which is attached hereto as Exhibit E and copies of the Company’s other SEC Reports, either in hard copy or electronically through the SEC’s EDGAR system.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4

Investment Experience.  Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

3.5

Accredited Investor.  The Investor meets the requirements of at least one of the suitability standards for an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”) and as set forth on the Accredited Investor Certification.

3.6

Restricted Securities.  Investor understands that the Debentures and the Warrants (and the equity securities issuable upon conversion of the Debentures and Common Stock issuable upon exercise of the Warrant) that it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7

High Risk and Speculative Investment.  Investor recognizes that the purchase of the Debentures involves a high degree of risk including, but not limited to, the risk factors set forth in the SEC Reports and the following: (a) the Company requires funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Debentures; (c) the Investor may not be able to liquidate its investment; (d) transferability of the Debentures and the Warrants is extremely limited; (e) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Debentures, Warrants and the Common Stock; and (f) that the Common Stock may not successfully become actively traded.  Investor has reviewed the Risk Factors which are set forth in Schedule 3.7 hereto.

3.8

Use of Proceeds.  Investor acknowledges and understands that the proceeds from the sale of the Debentures and Warrants are expected to be used by the Company in the manner set forth on Schedule 3.8 hereto.

3.9

Registration Statement.  Investor was not aware of the Outstanding Registration Statement prior to being contacted by the Placement Agent with regard to the purchase of the Debentures and Warrants pursuant to this Agreement.

3.10

General Solicitation. Investor is not purchasing the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented in any seminar or any other general solicitation or general advertisement.

3.11

Fees.  Other than the fees payable to the Placement Agent as described in Section 8.7 below, no brokerage or finder’s fees or commissions are or will be payable by the Company or  any Subsidiary to any broker, financial advisor or consultant, finder, placement

agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents.   The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.12

Legends.  It is understood that the certificates evidencing the Debentures and the Warrants (and the equity securities issuable upon conversion and exercise thereof, respectively) may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

3.13

For ERISA plans only.  The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  Investor fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, Investor fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates

3.14

Investor should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. Investor represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

———————

1

These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

3.15

To the best of Investor’s knowledge, none of: (1) Investor; (2) any person controlling or controlled by Investor; (3) if Investor is a privately-held entity, any person having a beneficial interest in Investor; or (4) any person for whom Investor is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  Investor agrees to promptly notify the Company and the Selling Agent should Investor become aware of any change in the information set forth in these representations.  Investor understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of Investor, either by prohibiting additional subscriptions from Investor, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Selling Agent may also be required to report such action and to disclose Investor’s identity to OFAC.  Investor further acknowledges that the Company may, by written notice to Investor, suspend the redemption rights, if any, of Investor if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Selling Agent or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

3.16

To the best of Investor’s knowledge, none of: (1) Investor; (2) any person controlling or controlled by Investor; (3) if Investor is a privately-held entity, any person having a beneficial interest in Investor; or (4) any person for whom Investor  is  acting  as  agent or  nominee  in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

3.17

If Investor is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, Investor represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

———————

2

A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3

“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

4

Conditions of the Investors’ Obligations at Closing.  The obligations of the Investors under subsection 1.2 of this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions:

4.1

Representations and Warranties.  The representations and warranties of the Company contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2

Performance.  The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3

Suspension of Offering.  No order suspending or enjoining the Offering or sale of the Debentures and Warrants has been issued, and no proceedings for that purpose or a similar purpose have been initiated or are pending, or, to the best of the Company’s knowledge, are contemplated or threatened.

4.4

No Material Adverse Effect.  There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

4.5

Compliance Certificate.  The President or Chief Executive Officer of the Company shall deliver to the Placement Agent on behalf of the Investors, at the Closing, a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.3 and 4.4 have been fulfilled.

4.6

Offering Amount.  The aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Investor’s name on the signature page of this Agreement shall be no less than the Offering Amount.

4.7

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Placement Agent and counsel to the Placement Agent, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.8

Delivery of Debentures and Warrants. The Company shall have delivered the Debentures and the Warrants to the Investors, as specified in Section 1.

5

Conditions of the Company’s Obligations at Closing.  The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by the Investors:

5.1

Representations and Warranties.  The representations and warranties of the Investors contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2

Payment of Purchase Price.  The Investors shall have delivered the purchase price specified in Section 1.2.

6

Indemnification.  The Investors, severally and not jointly, agree to indemnify and hold harmless the Company, the Selling Agent, and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Investor of any covenant or agreement made by the Investor herein or in any other document delivered in connection with this Agreement.

The Company agrees to indemnify and hold harmless the Investors and any of Investors’ general partners, employees, officers, directors, members, agents and other representatives from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company herein or in any other document delivered in connection with this Agreement.

7

Piggy-Back Registration Rights and Indemnification.

7.1

Piggy-Back Rights.  As used in this Section 7.1:

“Effective Date” shall mean the date the Registration Statement is declared effective by the Commission.

“Prospectus” shall mean the prospectus included in the Registration Statement (including  a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” shall mean any shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, together with any securities issued or issuable upon any stock split, dividend or other distribution, adjustment, recapitalization or similar event with respect to the foregoing.

“Registration Statement” shall mean a registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(a)

If, at any time during the period beginning on the day after the Closing Date and ending on the sooner of (A) the day falling 12 months after the Closing Date and (B) when the Registrable Securities may be sold without restriction and without volume limitations pursuant to Rule 144 of the Securities Act, the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans (a “Registration”), then the Company shall promptly send to the Investor a written notice of such determination and if, within 15 days after receipt of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of such Registrable Securities the Investor requests to be registered provided, however, that (A) if such registration involves an underwritten public offering, the Investor requesting such registration must sell its Registrable Securities to the underwriters on the same terms (to the extent applicable) as apply to the Company and (B) if, at any time after giving such written notice of its intention to register its equity securities and prior to the Effective Date of the Registration Statement filed in connection with such registration, the Company shall, for any reason, terminate its attempt to register such equity securities, the Company shall give written notice to the Investor and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

(b)

If a Registration involves an underwritten public offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock proposed to be included in such Registration exceeds the largest number of shares of Common Stock that can be sold without having an adverse effect on such public offering (the “Maximum Offering Size”), the Company will include in such Registration only that number of shares of Common Stock which does not cause the Maximum Offering Size to be exceeded, in the following order of priorities: (A) first, all securities the Company proposes to sell for its own account, (B) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the registration statement by reason of registration rights existing on or prior to the date hereof, (C) third, the securities requested to be registered by the Investor and (D) fourth, the securities requested to be registered by other holders of securities entitled to participate in the Registration.  If as a result of the provisions of this Section 7(a)(ii), the Investor is not entitled to include all such Registrable Securities in such registration, the Investor may elect to withdraw its request to include any Registrable Securities in such registration.

(c)

If the Company undertakes a Registration, the Company shall:

(i)

Notify the Investor as promptly as reasonably possible of any of the following events: (I) if the Commission issues any stop order suspending the effectiveness of the Registration Statement or initiates any action, claim, suit, investigation or proceeding for that purpose; (II) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any action, claim, suit, investigation or proceeding for such purpose; or (III) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Investor in accordance with this paragraph, then the Investor shall suspend the use of the Prospectus until the Company (i) provides copies of a supplemented or amended Prospectus, or (ii) advises in writing that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated by reference therein for a period not to exceed 60 consecutive days (or 120 days in the aggregate in any calendar year) if there occurs or exists any pending corporate development the disclosure of which would, in the good faith judgment of the Board of Directors of the Company, be harmful to the business, operations, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole;

(ii)

Deliver to the Investor, which delivery may be made electronically, by the fifth business day after a Investor request, without charge, such reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Investor may reasonably request;

(iii)

To the extent required by law, prior to registration hereunder, use its reasonable efforts to register or qualify or cooperate with the Investor in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as the Investor requests in writing and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required for any such purpose to (I) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be otherwise required to qualify but for the requirements of this Section 7(a), or (II) subject itself to taxation; and

(iv)

Comply in all material respects with all applicable rules and regulations of the Commission and the principal stock exchange or market on which the Common Stock is then listed or eligible for trading.

(d)

The Placement Agent, on behalf of the Investors, shall have the right to select one legal counsel to review and oversee any Registration (“Legal Counsel”) at the Company’s expense.  The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

(e)

The Company shall pay all reasonable fees and expenses incident to a Registration by the Company, including (A) all registration and filing fees and expenses (including those related to filings with the Commission, in connection with applicable state securities or “blue sky” laws and to the securities exchange in which the Company’s common stock then trades or is quoted), (B) printing expenses (including expenses of printing certificates for Registrable Securities and of printing copies of Prospectuses reasonably requested by the Investor), (C) messenger, telephone and delivery expenses, (D) fees and disbursements of counsel for the Company, (E) fees and expenses of all other Persons retained by the Company in connection with the Registration and (F) fees and expenses of Legal Counsel not to exceed $10,000 in the aggregate.  Notwithstanding the foregoing or anything in this Agreement to the contrary, each holder of the Registrable Securities being registered shall pay all commissions and underwriting discounts with respect to any Registrable Securities sold by it and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly) other than Legal Counsel.

(f)

In connection with the preparation of a registration statement including the Registrable Securities pursuant to this Section 7, Investor agrees to furnish to the Company a completed questionnaire in a form acceptable to the Company upon request.  Investor agrees further to supplement the questionnaire as necessary to enable the Company to respond to comments, if any, received by the Commission.  The Company shall not be required to include any Investor that does not complete, date and execute a selling stockholder questionnaire.

7.2

Indemnification.

(a)

Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and all of its members, officers and employees (and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act) (collectively, the “Indemnitees”), from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse the Indemnitees for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitees specifically for use in preparation of the Registration Statement; provided, further, however, that the foregoing indemnification shall not inure to the benefit of any Indemnitee who failed to deliver a final Prospectus or an amendment or supplement thereto (provided by the Company to such Indemnitee in the requisite quantity and on a timely basis to permit proper delivery on or prior to the relevant transaction date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement of a material fact contained in any Prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such material misstatement or omission was cured in such final Prospectus or amendment or supplement thereto.

(b)

Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and such Investor will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 7(b)(ii) be greater in amount than the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(c)

Conduct of Indemnification Proceedings. If any action, claim, suit, investigation or proceeding (a “Proceeding”) shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to participate therein, and to the extent that it shall wish to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof. After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, such Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by Indemnified Party in connection with the defense thereof. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties. If there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and such Indemnifying Party or any affiliate or associate thereof, the Indemnified Party shall be entitled to retain its own counsel at the expense of such Indemnifying Party; provided, further, that no Indemnifying Party shall be responsible for the fees and expense of more than one separate counsel for all Indemnified Parties. The Indemnifying Party shall not settle an action without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such reasonable fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

7.3

Contribution. If a claim for indemnification under Section 7(b)(i) or (ii) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7(b)(iii), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 7(b)(iv) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(b)(iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(b)(iv), the Investor shall not be required to contribute, in the aggregate, any amount which exceeds the net proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8

Miscellaneous.

8.1

Survival of Warranties.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of one year.  The Investors are entitled to rely, and the parties hereby acknowledge that the Investors have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Investors.  The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investors contained herein, irrespective of any independent investigation made by the Company.

8.2

Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Notes sold hereunder or any Common Stock issued upon conversion thereof).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  The parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

8.4

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, either of which shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) this Agreement with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.5

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6

Notices.  Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

If to the Investors to:

The addresses sent forth on the signature pages attached.

If to Company, to:

H & H Imports, Inc.

14044 Icot Blvd.,

Clearwater, Florida 33760

Attention: Chief Executive Officer

Fax:  (727) 330-7843

With a copy to:

Quintairos, Prieto, Wood & Boyer, P.A.

One East Broward Blvd., Suite 1400

Fort Lauderdale, FL 33301

Attn:  Brian Pearlman, Esq.

Fax:  (954) 523-7009

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

8.7

Compensation of Placement Agent.  Each Investor acknowledges that it is aware that the Placement Agent will receive from the Company, in consideration of its services as Placement Agent in respect of the transactions contemplated hereby, (a) selling commissions aggregating 10% of the Purchase Price of the Securities sold at each closing, payable in cash, (b) reimbursement of all reasonable accountable expenses incurred by the Placement Agent in connection with this offering, provided that Placement Agent’s legal expenses shall not exceed $25,000 and (c) three-year warrants to purchase such number of equity securities of the Company as is equal to 10% of the equity securities into which the Debentures convert and Warrants are exercisable.

8.8

Transaction Expenses; Enforcement of Transaction Documents.  The Company and each Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.   If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

8.9

Amendments and Waivers.  This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Debenture Requisite Holders (as defined below).  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 8.9 shall be binding on all parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. For purposes hereof, “Debenture Requisite Holder(s)” shall mean holders of Debentures representing at least 66% of the aggregate amount of principal then outstanding under such Debentures.

8.10

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11

Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

8.12

Independent Nature of Investors.  The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document.  Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.  The decision of each Investor to purchase Debentures and Warrants pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor represents and warrants that it has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledges and understands that Quintairos, Prieto, Wood & Boyer, P.A. has served as counsel to the Company only, and the Investors cannot rely upon Quintairos, Prieto, Wood & Boyer, P.A. in any manner with regard to their decision to participate in the transactions contemplated hereby.  Each Investor also acknowledges and understands that Littman Krooks LLP has served as counsel to the Placement Agent only and the Investors cannot rely upon Littman Krooks LLP in any manner with regard to their decision to participate in the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

H & H IMPORTS, INC.

By:
Name:
Title:

Investors:

[TO SIGN AND COMPLETE SIGNATURE PAGE ANNEXED HERETO]

By execution and delivery of this signature page, you are agreeing to become an Investor, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among H & H Imports, Inc., a Florida corporation (the “Company”) and the Investors (as defined in the Purchase Agreement), dated as of August 5__, 2011, and acknowledges having read the representations in the Purchase Agreement section entitled “Representations and Warranties of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

INVESTOR:

Print Name: ________________________

Signature:__________________________

Title (if entity)_______________________

__________________________________

Street Address

__________________________________

Street Address – 2nd line

__________________________________

City, State, Zip

PRINCIPAL AMOUNT OF DEBENTURES

PURCHASED: $___________________

Date: __________________

Contact Person: ______________________

Telephone No. _____________________

E-mail Address: ____________________

Soc Sec # or Fed ID #________________

———————

5

To be completed to reflect date of initial closing.  Investors should not complete this.

SCHEDULE OF INVESTORS

Name	Principal Amount of Debenture

APPENDIX A

Additional Definitions

For purposes of this Agreement, the following additional capitalized terms shall have the respective definitions set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Debentures.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreement” means the Lock-Up Agreement, dated as of May 27, 2011, by and among the Company and the directors, officers, and 10% stockholders of the Company.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 2.1 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange,  the OTC Bulletin Board, the OTCQX, OTCQB or OTC Pink (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debenture, the Warrant, together with all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Pacific Stock Transfer Company , the current transfer agent of the Company, with a mailing address of 4045 S. Spencer Street, Suite 403, Las Vegas, NV 89119 and a facsimile number of (702) 433-1979, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investors of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

SCHEDULE 3.7

RISK FACTORS

An investment in the Debentures and Warrants is speculative and illiquid and involves a high degree of risk, including the risk of a loss of your entire investment.  You should carefully consider the risks and uncertainties described below, the risks set forth in our filings with the SEC and the other information contained in the Securities Purchase Agreement of which this Schedule is a part, before purchasing any Debentures and Warrants.  The risks set forth below are not the only ones facing our Company.  Additional risks and uncertainties may exist that could also adversely affect our business, operations and prospects. Based on the foregoing, our business, financial condition, prospects and/or operations could suffer.  In such event, the value of the securities you are purchasing could decline, and you could lose all or a substantial portion of the money that you invest.  No inference should be drawn as to the magnitude of any particular risk from its position in the list of risk factors.   As used in these Risk Factors, “we” and “our” refers to the Company and its subsidiaries.

RISKS RELATED TO OUR BUSINESS

Risk Factors relating to the Company’s business are contained in the Company’s Form 10-K annual report for the year ending March 31, 2011.  See Exhibit D.

RISKS RELATED TO OUR COMMON STOCK AND THE OFFERING

The Company requires additional financing after this Offering, which may not be available.

The Company has limited capitalization, which increases its vulnerability to general adverse economic and industry conditions, limits the Company’s flexibility in planning for or reacting to changes in its business and industry and may place it at a competitive disadvantage to competitors with sufficient or excess capitalization.  The Company will require additional cash in the near future.  If the Company is unable to obtain sufficient additional financing on satisfactory terms and conditions, the Company may be forced to curtail its plans or operations.  The Company’s ability to obtain additional financing will depend upon a number of factors, many of which are beyond its control.  The Company has no firm commitments with respect to, or sources of, financing other than the Offering.

Due to the number of shares of stock currently outstanding and shares of capital stock issuable upon exercise or conversion of the Company’s outstanding warrants and debentures, respectively, the Company may consider implementing a reverse split of its capital stock in the future, which could have a negative effect on the value of your investment in the Company.

Due to the Company’s current capitalization, its Board of Directors may consider a reverse split of the Company’s capital stock (a “Recapitalization”).  In the event the Company completes a Recapitalization, there can be no assurance that the bid price of the Company’s common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Recapitalization.  Accordingly, the total market capitalization of the Company’s common stock after a Recapitalization may be lower than the total market capitalization before the proposed Recapitalization. Additionally, the liquidity of the

Company’s common stock could be affected adversely by the reduced number of shares outstanding after the Recapitalization.  There can be no assurance that the Recapitalization will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in the Company’s common stock.

The Company may not have available working capital to satisfy interest payments on the Debentures or repay the Debentures on maturity.

At June 30, 2011 the Company has cash of approximately $541,000.  In the event we do not receive additional funding (in addition to the Offering Amount) or increase our revenues we may be unable to satisfy interest payments on the Debentures or repay the Debentures and other obligations within six months. If the Company fails to timely meet its financial obligations as they come due, its operating results, balances sheet and future ability to raise capital could be seriously harmed.  Furthermore, Company security holders, including Investors in this Offering, may suffer a loss of all or a substantial portion of their investment in the Company.

The securities underlying the securities comprising the Debentures and Warrants will not be registered and cannot be sold for at least six months after the Debentures and Warrants are issued.

The ability to resell such securities will depend upon the availability of an exemption to the requirements of Section 5 of the Securities Act.  The most commonly utilized exemption is Rule 144.  Under Rule 144, the securities issuable upon conversion of the Debentures and exercise of the Warrants may become eligible for resale 6 months after the Closing in which the applicable security is issued, so long as the Company fulfills its current reporting requirements under the Exchange Act.  After a year, the current information requirement no longer applies.  Any purchasers which are affiliates of the Company will be subject to certain other requirements such as volume limitations.

Our sale of a significant number of shares of our common stock, convertible securities or warrants or the issuance or exercise of stock options could depress the market price of our stock.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market or the perception that substantial sales could occur because of our sale of common stock, convertible securities or warrants, or the issuance or exercise of stock options. These sales also might make it difficult for us to sell equity securities in the future at a time when, and at a price which, we deem appropriate. As of June 30, 2011, we had stock options to purchase 16,000,000 shares of our common stock outstanding, of which options to purchase 9,500,000 shares were exercisable. Also outstanding as of the same date were warrants exercisable for 157,830,000 shares of our common stock and convertible notes and debentures that can convert into approximately 8,926,667 shares of our common stock. Exercise of any current or future outstanding stock options or warrants could harm the market price of our common stock.

Our majority shareholders may take actions adverse to the interests of other shareholders

As of June 30, 2011, our officers and directors beneficially owned approximately 49% of our common stock.  Due to our officer and director ownership interest, they have substantial control over us and have substantial power to elect directors and to generally approve a majority of actions requiring the approval of the holders of our voting stock.

We may be unable to list our Common Stock, which currently trades on the OTC Bulletin Board, on the NASDAQ or any other securities exchange, in which case an investor may find it difficult to dispose of shares or obtain accurate quotations as to the market value of our Common Stock.

Although we may apply to list our common stock on NASDAQ or the NYSE Amex Equities in the future when and if we have stabilized our liquidity concerns, we may not be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, of either of those or any other stock exchange, and we may not be able to maintain a listing of our common stock on either of those or any other stock exchange. If we are unable to list our common stock on NASDAQ, the NYSE Amex Equities or another stock exchange, or to maintain that listing, we expect that our common stock will continue to trade on the OTC Bulletin Board maintained by NASDAQ, or possibly another over-the-counter quotation system or on the "pink sheets," where an investor may find it difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.

Our common stock is considered a “penny stock” and may be difficult to sell.

Our common stock is considered to be a “penny stock” since it meets one or more of the definitions in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.  Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.

Potential investors in our offering are urged to obtain and read such disclosure carefully before purchasing any Debentures and Warrants.  Moreover, Rule 15g-9 may be somewhat of an impediment to your sale of the shares of Common Stock underlying Debentures and Warrants you may purchase, as it requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We may not be able to attract the attention of brokerage firms, which could have a material adverse impact on the market value of our Common Stock.

Security analysts of brokerage firms have not provided, and may not provide in the future, coverage of our common stock since there is limited incentive to brokerage firms to produce research reports and recommend the purchase of our common stock. To date, we have not been able to attract the attention of brokerage firms and securities analysts. The absence of such attention limits the likelihood that an active market will develop for our common stock. It also will likely make it more difficult to attract new investors at times when we require additional capital.

The trading price of our Common Stock is volatile, which could cause the value of an investment in the Company’s securities to decline.

The market price of shares of our Common Stock has been volatile.  The price of our Common Stock may continue to fluctuate in response to a number of factors, such as:

•

our cash resources and our ability to obtain additional funding;

•

announcements by us or a competitor of business developments;

•

our entry into or termination of strategic business relationships;

•

changes in government regulations; and

•

changes in our revenue or expense levels

The occurrence of any of these events may cause the price of our Common Stock to fall.  In addition, the stock market in general has experienced volatility that often has been unrelated to the operating performance or financial condition of individual companies.  Any broad market or industry fluctuations may adversely affect the trading price of our Common Stock, regardless of operating performance or prospects.

An investment in the Debentures and Warrants is speculative and there can be no assurance of any return on any such investment.

An investment in the Debentures and Warrants is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

We have broad discretion on how we use any proceeds we receive from this Offering.

Our management has broad discretion on how to use and spend any proceeds we receive from this Offering and may use the proceeds in ways that differ from the proposed uses discussed in this Agreement.  See Schedule 3.7 to the Securities Purchase Agreement.  Our stockholders may not agree with our decision on how to use such proceeds.  If we fail to spend the proceeds effectively, our business and financial condition could be harmed and we may need to seek additional financing sooner than expected.

The Debentures and Warrants may be purchased by parties that are related to the Placement Agent and/or our Company.

The Placement Agent and its respective officers, directors, employees and related parties, and our officers, directors, employees and related parties (including current shareholders and related parties of shareholders) may purchase Debentures and Warrants in this Offering and such amounts will be included in determining whether the Offering Amount has been sold.  In addition, we have entered into an agreement with Octagon to amend its debenture as provided under Schedule 1.3(ii) as partial consideration of Octagon purchasing Debentures and Warrants under this Offering.  Because there may be substantial purchases by affiliates of the Company and the Placement Agent (who receives fees and other compensation depending on the success of the Offering), no potential investor should place any reliance on the sale of any amount of the Debentures and Warrants as an indication of the merits of the Offering.  Each investor must make his own investment decision as to the merits of the Offering.

The Debenture conversion price and the Warrant exercise price were determined by the Company and the Placement Agent and may not be indicative of the Company’s actual value or the value of the Common Stock comprising the Shares or underlying the Warrants.

The purchase price of the Securities, the conversion price of the Debentures and the exercise price of the Warrants were determined following negotiations with the Placement Agent which took into account, among other things, previous prices of our Common Stock, our business and growth plans, and other factors that we deemed relevant.  The purchase price of the Securities, the conversion price of the Debentures and the Warrant exercise price are not necessarily related to the asset value, net worth or any other established criteria of value of the Company.

Investors in this Offering will experience immediate and substantial dilution.

The investors in this Offering will experience an immediate and substantial dilution of their investment. Therefore, the investors in this Offering will bear a substantial portion of the risk of loss, while control of our Company will remain in the hands of our Company’s officers, directors and founders.

The Debenture, Warrants and Securities underlying the Debentures and Warrants will be subject to restrictions on transfer.

The Debentures and Warrants and the securities issuable upon conversion and exercise thereof have not been registered under the Securities Act, or under the securities laws of any state, but are being offered and sold in reliance upon exemptions from registration thereunder, including the exemptions from federal registration contained in Rule 506 of Regulation D promulgated thereunder and applicable state laws. As a consequence of the restrictions on subsequent transfer imposed by these exemptions and the fact that, except in limited circumstances, only piggyback registration rights are being afforded to purchasers of Debentures and Warrants in this Offering, the Securities may not subsequently be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by the holder thereof, whether or not for consideration, except upon the issuance to us of such evidence as may be satisfactory to counsel for us to the effect that any such transfer will not be in violation of the Securities Act, and applicable state securities laws. Purchasers of the Securities must be prepared to bear the economic risks of investment for an indefinite period of time since the Securities cannot be sold unless they are subsequently registered or an exemption from registration is available, such as afforded pursuant to Rule 144 of the Securities Act.

The Offering has not been reviewed or approved by regulatory agencies.

The sale of the Debentures and Warrants offered hereby has not been approved or disapproved by the SEC or any state regulatory agencies, and no regulatory body has passed upon or endorsed the accuracy, adequacy, or completeness of the information in this Agreement.  Accordingly, prospective investors must rely on their own examination of the Agreement, including, without limitation, the merits of, and risks involved in, acquiring the Debentures and Warrants.

RISKS RELATED TO THE COMPANY’S PRIOR FINANCING ARRANGEMENTS

The conversion features of the Company’s convertible debentures issued under its Securities Purchase Agreement dated April 11, 2011 could require the Company to issue a substantially greater number of shares of common stock, which will cause dilution to the Company’s stockholders.

On April 8, 2011, the Company issued to Octagon Capital Partners a Convertible Debenture, as amended, in the principal amount of $750,000. The conversion price of the debenture is subject to adjustment, with a floor price of $0.10, which equals approximately 7,500,000 shares of common stock in the event of conversion of the debenture. The entire principal amount under the Debentures is due and payable on December 1, 2011.   The debenture shall automatically convert into equity securities of the Company upon the closing of a Company financing subsequent to this Offering in which the Placement Agent serves as an agent resulting in gross proceeds to the Company of at least $4,000,000 (“Qualified Next Round Financing”).  In the event of a Qualified Next Round Financing, the debenture shall convert into the securities issued under the Qualified Next Round Financing.  The quantity of Next Round Equity Securities issued upon conversion of the debenture shall equal (i) the entire outstanding amount of a debenture at the date of the closing of a Next Round Financing divided by (ii) 80% of the price per security at which the Next Round Equity Securities are sold in the Qualified Next Round Financing.  In the event that a Next Round Financing does not occur, the adjustment to the conversion price triggered by the closing of this Offering (i.e., $0.10) shall be in full force and effect.

The purchase price protection features of the Company’s securities issued under its Securities Purchase Agreement dated May 27, 2011, could require the Company to issue a substantially greater number of shares of common stock, which will cause dilution to the Company’s stockholders.

On June 15, 2011 the Company completed a closing of a private offering of 5,850,000 shares of the Company’s common stock and three series of warrants to purchase up to 11,700,000 shares of Common Stock, in the aggregate, for aggregate gross proceeds of $1,170,000.  The transaction was consummated with approximately twenty accredited investors pursuant to a securities purchase agreement dated May 27, 2011 (the “May SPA”). The Company sold the shares at an initial purchase price of $0.20 per share (the “Per Share Issuance Price”).

Pursuant to the May SPA, for a period of up to 18 months from the closing of the May SPA, the purchasers may receive additional shares of common stock in the event the Company issues shares of common stock or common stock equivalents at an effective price per share that is less than the Per Share Purchase Price (the “Discounted Per Share Price”).  The Discounted Per Share Price will never be deemed to be less than $0.10 per share.

Based on the foregoing adjustment provision, upon consummation of this Offering, investors in the May SPA will be entitled to an additional 5,850,000 shares of common stock.

The issuance of the Company’s stock upon conversion of the convertible debentures, warrants and other securities could encourage short sales by third parties, which could contribute to the future decline of the Company’s stock price and materially dilute existing stockholders' equity and voting rights.

The convertible debentures, warrants and other securities the Company has recently issued have the potential to cause significant downward pressure on the price of its common stock. This is particularly the case if the shares issued upon conversion of debentures or exercise of warrants and placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of the Company’s common stock. The opportunity exists for short sellers and others to contribute to the future decline of the Company’s stock price. If there are significant short sales of the Company’s stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of the Company’s common stock that is issuable upon conversion of the debentures will increase, which will materially dilute existing stockholders' equity and voting rights.

SCHEDULE 3.8

USE OF PROCEEDS

The net proceeds of this Offering, estimated to be approximately $1,570,000 if the Offering Amount is sold, after deducting the Placement Agent’s fee of $180,000, and other offering expenses of approximately $50,000, are intended to be used as follows:

Application of Net Proceeds	Offering Amount	Percentage of Net Proceeds
Initial Inventory Purchase of 20,000 Living Pure Heaters	$600,000	38%
Initial Inventory Purchase of up to 38,000 LED Light Bulbs for Magic Bulb and Costs to Secure Exclusivity Advertising and Marketing	$460,000 $200,000	29% 13%
Working capital	$310,000	20%
Total	$1,570,000	100.0%

The above table represents an estimate only of the use of the net proceeds of this Offering based upon our Company’s plans and current economic and industry conditions, and is subject to reallocation(s) of the net proceeds between or among the categories listed above or to new and additional areas of use.  The expenses to be incurred in developing and pursuing our Company’s business plan cannot be predicted with any degree of certainty.  Working capital includes, but it not limited to, additional product inventory, advertising, media expense and other administrative and general operating expenses.  Working capital may also include interest payments on the Debentures.  Specific allocation of proceeds will depend ultimately on, among other things, the progress and timing of our Company’s product development, marketing efforts and the timing and results of any required future debt and/or equity financings.  See “Risk Factors – Our management has broad discretion in using the net proceeds from this Offering.”

If we sell the Offering Amount, we believe, based on our current estimates, that we will be able to fund our operations for approximately six (6) months.  We cannot assure you that our Company’s cost estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, sooner than expected to meet our working capital requirements.  See “Risk Factors – The Company requires additional financing after this Offering, which may not be available.”

EXHIBIT A

DEBENTURE

[ATTACHED SEPARATELY]

EXHIBIT B

WARRANT

[ATTACHED SEPARATELY]

EXHIBIT C

SCHEDULE OF EXCEPTIONS

EXHIBIT D

ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2011

EXHIBIT E

FORM 10-Q QUARTERLY REPORT FOR THE PERIOD ENDED JUNE 30, 2011